UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2021

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, the Board of Directors of Inseego Corp. (the “Company” or “Inseego”) appointed Robert G. Barbieri to serve as the Company’s interim Chief Financial Officer to replace Craig L. Foster, who has left the Company, effective immediately, to pursue other interests. The Company has initiated a selection process for a new permanent Chief Financial Officer. Mr. Foster’s departure is not related to any disagreement with the Company or its auditors on any matter relating to the Company’s financial and accounting operations, policies or practices.

Robert G. Barbieri, 65, has been a Partner with TechCXO, LLC, a professional services firm that provides experienced, C-Suite professionals to deliver strategic and functional consulting services (“TechCXO”), since 2019. Before joining TechCXO, Mr. Barbieri led his own firm, CxO Advisory Services, which provided similar strategic and functional consulting services, from 2010 to 2019. Mr. Barbieri has more than 30 years of experience as a senior executive, strategic partner, and management advisor. Mr. Barbieri has served in senior financial leadership positions with a number of companies, including Chief Financial Officer at ABILITY Network, Inc., a leading healthcare technology company; Chief Financial Officer at Converge One, a leader in telecommunication technology; Executive Vice President and Chief Financial Officer at TriZetto, a publicly traded healthcare IT company; Chief Financial Officer at Textura, a cloud collaboration company; Chief Financial Officer at Apogee Enterprises, a publicly traded glass and coatings technologies company; Chief Financial and Performance Officer at Lawson Software, Inc., a publicly traded international technology, software and e-commerce solution company; and a senior executive with Air Products, a global manufacturing and services company. Mr. Barbieri is a Certified Management Accountant and holds both a B.S. in Business Administration and Accounting and an M.B.A. in Financial Management from Drexel University.

Effective April 5, 2021, the Company entered into an independent contractor services agreement with TechCXO, pursuant to which the Company will pay TechCXO an hourly fee of $380 per hour for Chief Financial Officer services, with compensation for any hours in excess of 100 per month paid in the form of the Company’s common stock, subject to limitations imposed by applicable law and Nasdaq rules.

Effective April 5, 2021, the Company’s Board of Directors also designated Wei Ding, the Company’s Vice President and Corporate Controller, as the Company’s “principal financial officer” and “principal accounting officer” for purposes of disclosures under the federal securities laws. Ms. Ding, 46, joined Inseego in November 2020. Prior to joining Inseego, Ms. Ding served as Vice President of Finance and Corporate Controller for Bright Machines, a provider of electronics factory automation hardware and software, from April to November 2020. Before that, from March 2019 to April 2020, she served as Corporate Controller for Maxeon Solar Technologies, a spinoff from SunPower Corp., where she had served as a senior director and head of tax from February 2016 to March 2019. Earlier in her career, she held a number of senior tax management positions at Ubiquiti Networks (a public company), ArcSoft (a private SaaS Company), Ernst & Young and BDO Seidman. Ms. Ding earned an MBA in Finance and Accounting from San Francisco State University, and a BA in International Economics and Trade from Tianjin Foreign Studies University.

Neither the selection of Mr. Barbieri to serve as interim Chief Financial Officer nor the selection of Ms. Ding to serve as principal financial officer and principal accounting officer was made pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Barbieri or Ms. Ding and any director or executive officer of the Company, and, except as set forth above, neither Mr. Barbieri nor Ms. Ding has any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: April 5, 2021	By:	/s/ Kurt E. Scheuerman
	Name:	Kurt E. Scheuerman
	Title:	Senior Vice President and General Counsel